UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
October 16, 2008

CABLEVISION SYSTEMS CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	No. 1-14764	No. 11-3415180
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

CSC HOLDINGS, INC.
 (Exact name of registrant as specified in its charter)

Delaware	No. 1-9046	No. 11-2776686
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1111 Stewart Avenue
Bethpage, New York	11714
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (516) 803-2300

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[_]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[_]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[_]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[_]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 16, 2008, Cablevision Systems Corporation (the “Company”) entered into a new employment agreement (the “Employment Agreement”) with Michael Huseby, its Executive Vice President and Chief Financial Officer. The Employment Agreement replaces Mr. Huseby’s prior employment agreement that was set to expire on March 1, 2009 and will automatically terminate on October 16, 2010.

The Employment Agreement provides for a minimum annual base salary of $950,000, subject to review and potential increase by the Company in its sole discretion. Mr. Huseby is also eligible to participate in the Company’s discretionary annual bonus program with an annual target bonus opportunity equal to 90% of salary. Mr. Huseby is also eligible to participate in such equity and other long-term incentive programs that are made available to similarly situated executives at the Company. Mr. Huseby remains eligible for the Company’s standard benefits programs at the levels that are made available to similarly situated executives at the Company.

If Mr. Huseby’s employment with the Company is terminated prior to October 16, 2010 (i) by the Company (other than for Cause (as defined in the Employment Agreement)) or (ii) by Mr. Huseby for Good Reason (as defined in the Employment Agreement) (other than if Cause then exists) then, subject to Mr. Huseby’s execution of a satisfactory severance agreement, the Company has agreed to provide Mr. Huseby with the following:

•	severance in an amount no less than 2 times the sum of Mr. Huseby’s annual base salary and annual target bonus as in effect at the time of termination of employment;
•

continued eligibility for a prorated bonus based on the amount of Mr. Huseby’s base salary actually earned during the calendar year through the termination date if conditions outlined in the Employment Agreement are otherwise met;

•	any restricted shares granted to Mr. Huseby by the Company prior to the date of the Employment Agreement shall fully vest and all restrictions related thereto shall be eliminated; and
•

a prorated target award amount of any performance awards granted to Mr. Huseby prior to the date of the Employment Agreement shall vest based on the number of full months of the three-calendar year performance period of the relevant award that Mr. Huseby was employed by the Company, with any payment remaining subject to the relevant performance objectives and other conditions outlined in the Employment Agreement.

Mr. Huseby’s employment is at will and may be terminated by Mr. Huseby or the Company at any time, with or without notice or reason.

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Item 9.01	Financial Statements and Exhibits.

Exhibit	Description
10.1	Employment Agreement, dated as of October 16, 2008, between Cablevision Systems Corporation and Michael Huseby

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CABLEVISION SYSTEMS CORPORATION (Registrant)
By:	/s/ Hank J. Ratner

	Name: Title:	Hank J. Ratner Vice Chairman

Dated: October 20, 2008

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CSC HOLDINGS, INC. (Registrant)
By:	/s/ Hank J. Ratner

	Name: Title:	Hank J. Ratner Vice Chairman

Dated: October 20, 2008

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